UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): March 15, 2011 (March 14, 2011)

LONGHAI STEEL INC.
(Exact name of registrant as specified in its charter)

Nevada	001-35017	11-3699388
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

No. 1 Jingguang Road, Neiqiu County
Xingtai City, Hebei Province, 054000
People’s Republic of China
(Address of Principal Executive Offices)

+86 (319) 686-1111
Registrant’s Telephone Number, Including Area Code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On March 14, 2011, the Board of Directors (the “Board”) of Longhai Steel Inc. (the “Company”) appointed Mr. Joel D. Mayersohn as a member of the Board, effective as of March 14, 2011, to fill the vacancy created by Mr. Basil Hwang’s resignation. The Board also determined that Mr. Mayersohn constitutes an “independent director” as defined by Rule 5605(a)(2) of the NASDAQ Listing Rules. Mr. Mayersohn will serve as a member of the Audit Committee and Corporate Governance Committee and the chairperson of the Compensation and Nominating Committee. The Company is not aware of any transactions with Mr. Mayersohn that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Mayersohn has been a partner in the Business Services Practice Group at the law firm of Roetzel & Andress since July 2008. Prior to that, from January 2006, he was a partner at the law firm of Arnstein & Lehr. During his more than 25 years of corporate and securities law practice, Mr. Mayersohn has advised a diversified client base in private placements, public offerings, mergers and acquisitions, financing transactions and general securities, as well as corporate law matters. Mr. Mayersohn received both his B.A., cum laude, and J.D. from The State University of New York at Buffalo. He is admitted to practice in Florida and New York.

The Company and Mr. Mayersohn entered into an independent director agreement (the “Independent Director Agreement”) on March 14, 2011. Under the terms of the Independent Director Agreement, the Company agreed to grant Mr. Mayersohn 6,000 restricted shares of the Company’s stock per annum as compensation for the services to be provided by him as independent director. Half of the restricted shares will be granted on the date that is six (6) months following the Company’s NASDAQ listing, and half of the annual compensation will be granted on each six (6) month interval thereafter.

The foregoing summary of the material terms and conditions of the Independent Director Agreement does not purport to be complete and is qualified in its entirety by reference to the Independent Director’s Contract and the Indemnification Agreement attached to this report as Exhibit 10.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit	Description
10.1	Independent Director Agreement, dated March 14, 2011, by and between the Company and Joel Mayersohn.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONGHAI STEEL INC.

Date: March 15, 2011	/s/ Dr. Eberhard Kornotzki
Dr. Eberhard Kornotzki
Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit	Description
10.1	Independent Director Agreement, dated March 14, 2011, by and between the Company and Joel Mayersohn.